UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2003

PAXSON COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788

(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.

601 Clearwater Park Road, West Palm Beach, FL 33401-6233

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 659-4122

N/A

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

     On August 19, 2003, the Registrant issued the following press release:

FOR IMMEDIATE RELEASE:

For further information, please contact: Nancy Udell, S.V.P., PR & Advertising (561) 682-4195 Maria Dinoia, Senior Publicist (561) 682-4134	Investor Contact: Tom Severson, S.V.P. & Chief Financial Officer (561) 682-4115 Cheryl Scully, Treasurer and V.P. Investor Relations (561) 682-4211 phone, (561) 659-3689 fax

JEFF SAGANSKY RESIGNS FROM PAXSON’S BOARD

West Palm Beach, Florida — Lowell W. Paxson, Chairman of Paxson Communications Corporation (AMEX-PAX), announced today that Jeff Sagansky has resigned from his position as Vice-Chairman and a member of the Board of Directors of Paxson Communications Corporation. The company will be initiating a search to fill his position.

Mr. Paxson said, “Jeff is stepping down from the board to explore various opportunities in the broadcast industry. We’d like to thank Jeff for his contributions to PAX over the years and wish him continued success in the future.”

About Paxson Communications Corporation:

Paxson Communications Corporation owns and operates the nation’s largest broadcast television distribution system and PAX TV, family television. PAX TV reaches 88% of U.S. television households via nationwide broadcast television, cable and satellite distribution systems. PAX TV’s 2003 fall season premieres with all new episodes of returning original drama series including, “Doc,” starring recording artist Billy Ray Cyrus and “Sue Thomas: F.B.Eye,” starring Deanne Bray. Other original PAX series include “It’s A Miracle” with new host, Roma Downey, “Candid Camera” and “Animal Tails.” For more information, visit PAX TV’s website at www.pax.tv.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAXSON COMMUNICATIONS CORPORATION (Registrant)

By: /s/ Thomas E. Severson, Jr.

Thomas E. Severson, Jr. Senior Vice President and Chief Financial Officer

Date: August 19, 2003

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